Exhibit 3.97

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION OF

INTEGRATED SPECIALISTS MANAGEMENT SERVICES, INC.

Lesley Allison and Jodie Brokowski certify that:

1.	They are the President and the Secretary, respectively, of Integrated Specialists Management Services, Inc. a California corporation.

2.	Article One of the Articles of Incorporation of this corporation is amended in its entirety to read as follows:

The name of this corporation shall be Team Health Anesthesia Management Services, Inc.

3.	The foregoing amendment of the Articles of Incorporation has been duly approved by the Board of Directors of integrated Specialists Management Services, Inc.

4.	The foregoing amendment of the Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902, California Corporations Code. The total number of outstanding shares of the corporation is 784. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date: 9/5/02	/s/ Lesley A. Allison
Lesley A. Allison, President

/s/ Jodie Brokowski
Jodie Brokowski, Secretary

[SEAL]

[SEAL]

SECRETARY OF STATE

I, BILL JONES, Secretary of State of the State of California, hereby certify:

That the attached transcript of 1 page(s) has been compared with the record on file in this office, of which it purports to be a copy, and that it is full, true and correct.

IN WITNESS WHEREOF, I execute this certificate and affix the Great Seal of the State of California this day of OCT 8 2002

[SEAL]	/s/ Illegible
Secretary of State

A. Articles of Incorporation

SECRETARY OF STATE

I, BILL JONES, Secretary of State of the State of California, hereby certify:

That the annexed transcript has been compared with the corporate record on file in this office, of which it purports to be a copy, and that same is full, true and correct.

IN WITNESS WHEREOF, I execute this certificate and affix the Great Seal of the State of California this FEB 06 1997

[SEAL]	/s/ Illegible
Secretary of State

CERTIFICATE OF AMENDMENT OF ARTICLES OF

INCORPORATION OF

INTEGRATED SPECIALISTS MANAGEMENT SERVICES, INC.

Stephen N. Rogers, MD and Christopher W. Cary certify that:

1. They are the President/Chairman and the Secretary, respectively, of Integrated Specialists Management Services; Inc., a California corporation.

2. The Board of Directors of Integrated Specialists Management Services, Inc. has approved the following amendment to the articles of incorporation:

Article Four of the articles of incorporation is amended to read in its entirety as follows: The corporation is authorized to issue only one class of shares, which shall be Common Stock, in a total number of two million shares. On the amendment of this article; each outstanding share of Common Stock is split up and converted into two shares of Common Stock.

3. This amendment may be adopted with approval by the Board of Directors alone because the corporation has one class of shares outstanding and the amendment effectuates only a stock split, as defined in Corporations Code Section 188. Corporation Code Section 902(c) authorizes the adoption of this type of amendment with approval by the Board alone.

We declare under penalty of perjury that the statements set forth in this certificate are true and correct of our own knowledge and that this declaration was executed on              at San Diego, California.

Dated: January 29, 1997.

/s/ Stephen N. Rogers	[signature]	/s/ Christopher W. Cary	[signature]

Stephen N. Rogers, MD	[printed name]	Christopher W. Cary, MD	[printed name]

President/Chairman	[title]	Secretary	[title]

RESTATED ARTICLES OF INCORPORATION

OF

INTEGRATED SPECIALISTS MANAGEMENT SERVICES, INC.

ARTICLE ONE

The name of the corporation shall be INTEGRATED SPECIALISTS MANAGEMENT SERVICES, INC.

ARTICLE TWO

The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the Corporations Code of the State of California other than the banking business, the trust company business or the practice of a professional permitted to be incorporated under the Corporations Code of the State of California.

ARTICLE THREE

The corporation’s initial agent for service of process is Lesley A. Allison, who may be served at 3626 Ruffin Road, San Diego, California 92123.

ARTICLE FOUR

The corporation is authorized to issue only one class of shares; which shall be Common Stock, in a total number of two million shares. On the amendment of this article, each outstanding share of Common Stock is split up and converted into two shares of Common Stock.

ARTICLE FIVE

The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

ARTICLE SIX

The corporation is authorized to provide indemnification of agents (as defined in section 317 of the Corporations Code) for breach of duty to the corporation and its stockholders through bylaws provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by section 317 of the Corporations Code, subject to the limits on such excess indemnification set form in section 204 of the Corporations Code.

CORPORATION DIVISION

I, MARCH FONG EU, Secretary of State of the State of California, hereby certify:

That the annexed transcript has been compared with the corporate record on file in this office, of which it purports to be a copy, and that same is full, true and correct.

IN WITNESS WHEREOF, I execute this certificate and affix the Great Seal of the State of California this FEB 15 1994

[SEAL]	/s/ March Fong Eu
Secretary of State

ARTICLES OF INCORPORATION

OF

INTEGRATED SPECIALISTS MANAGEMENT SERVICES, INC.

ARTICLE ONE

The name of the corporation shall be Integrated Specialists Management Services, Inc.

ARTICLE TWO

The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the Corporations Code of the State of California other than the banking business, the trust company business or the practice of a professional permitted to be incorporated under the Corporations Code of the State of California.

ARTICLE THREE

The corporation’s initial agent for service of process is Lesley A. Allison, who may be served at 3626 Ruffin Road, San Diego, California 92123.

ARTICLE FOUR

The total number of shares that the corporation is authorized to issue is one million shares. Such shares shall be of a single class.

ARTICLE FIVE

The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

ARTICLE SIX

The corporation is authorized to provide indemnification of agents (as defined in section 317 of the Corporations Code) for breach of duty to the corporation and its stockholders through bylaws provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by section 317 of the Corporations Code, subject to the limits on such excess indemnification set forth in section 204 of the Corporations Code.

I declare that I am the Incorporator who has executed the foregoing Articles of Incorporation and hereby declare that this instrument is the act and deed of the undersigned.

Dated: 1/20/1994

/s/ Illegible

CERTIFICATE OF AMENDMENT OF ARTICLES OF

INCORPORATION OF

INTEGRATED SPECIALISTS MANAGEMENT SERVICES, INC.

Stephen N. Rogers, MD and Christopher W. Cary certify that:

1. They are the President/Chairman and the Secretary, respectively, of Integrated Specialists Management Services, Inc., a California corporation.

2. The Board of Directors of Integrated Specialists Management Services, Inc. has approved the following amendment to the articles of incorporation:

Article Four of the articles of incorporation is amended to read in its entirety as follows: The corporation is authorized to issue only one class of shares, which shall be Common Stock, in a total number of two million shares. On the amendment of this article, each outstanding share of Common Stock is split up and converted into two shares of Common Stock.

3. This amendment may be adopted with approval by the Board of Directors alone because the corporation has one class of shares outstanding and the amendment effectuates only a stock split, as defined in Corporations Code Section 188. Corporation Code Section 902(c) authorizes the adoption of this type of amendment with approval by the Board alone.

We declare under penalty of perjury that the statements set forth in this certificate are true and correct of our own knowledge and that this declaration was executed on                      at San Diego, California.

Dated: January 29, 1997

/s/ Stephen N. Rogers, MD [signature]	/s/ Christopher W. Cary, MD [signature]
Stephen N. Rogers, MD [printed name]	Christopher W. Cary, MD [printed name]
President/Chairman [title]	Secretary [title]